UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 8, 2023

SAVARA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32157	84-1318182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6836 Bee Cave Road, Building I, Suite 205

Austin, TX 78746

(Address of principal executive offices, including zip code)

(512) 614-1848

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SVRA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Savara Inc. annual meeting of stockholders held on June 8, 2023 (the “Annual Meeting”), our stockholders elected each of the following individuals to serve on the Board of Directors until the next annual meeting of stockholders, or until his or her successor is duly elected and qualified.

Nominees	Votes For	Votes Against	Abstentions	Broker Non Votes
Matthew Pauls	82,065,393	315,174	4,707,460	10,006,793
Nevan Elam	66,694,408	15,686,279	4,707,340	10,006,793
Richard J. Hawkins	66,220,852	16,158,043	4,709,132	10,006,793
Joseph S. McCracken	77,796,441	4,582,137	4,709,449	10,006,793
David A. Ramsay	81,975,464	403,205	4,709,358	10,006,793
Ricky Sun	81,677,611	701,220	4,709,196	10,006,793
An van Es-Johansson	82,153,500	226,705	4,707,822	10,006,793

In addition, the following proposals were voted on at the Annual Meeting:

1.	Proposal to approve the amendment of our 2015 Plan to increase the number of shares of common stock authorized for issuance thereunder by 3,000,000.

Votes For	Votes Against	Abstentions	Broker Non Votes
81,912,831	468,273	4,706,923	10,006,793

2.	Proposal to ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

Votes For	Votes Against	Abstentions	Broker Non Votes
91,958,455	429,981	4,706,384	—

3.	Proposal to approve, on an advisory basis, the compensation of our named executives.

Votes For	Votes Against	Abstentions	Broker Non Votes
79,056,687	3,316,098	4,715,242	10,006,793

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2023		SAVARA INC. a Delaware corporation

	By:	/s/ Dave Lowrance
Dave Lowrance Chief Financial & Administrative Officer